EX-3.(I)h

                            Certificate of Amendment



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                                   EXHIBIT 3.(I)h

                                STATE OF DELAWARE

                            CERTIFICATE OF AMENDMENT

                         OF CERTIFICATE OF INCORPORATION

NVID INTERNATIONAL, INC. A corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of NVID INTERNATIONAL, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows: RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "4" so that, as amended, said Article shall be and read as follows:

THE TOTAL NUMBER OF SHARES OF STOCK WHICH THE CORPORATION SHALL HAVE THE AUTHORITY TO ISSUE IS SIXTY MILLION (60,000,000) COMMON SHARES, @ .001.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation will be duly held upon notice in accordance with Section 222 of the General Corporate Law of the State of Delaware at which meeting stockholders wits vote to ratify the actions of the Board of Directors in approving the amendment.

THIRD: That said amendment will be adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not he reduced under or by reason of said amendment.

IN WHITNESS WHEREOF, said BOARD OF DIRECTORS Has caused this certificate to be signed by MICHEAL J. REDDEN, an Authorizing Officer, this 5th day of FEBRUARY, 1988.

 By:    _______________________
        Authorizing Officer
Name:   MICHEAL J. REDDEN

        Print or Type

Title: SECRETARY (CORPORATE)


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